SUB-ITEM 77 Q1(e)

                                AMENDMENT NO. 12
                                       TO
                      MASTER INVESTMENT ADVISORY AGREEMENT

     This Amendment dated as of May 23, 2011, amends the Master Investment Advisory Agreement (the "Agreement"), dated November 25, 2003, between AIM Counselor Series Trust (Invesco Counselor Series Trust), a Delaware statutory trust, and Invesco Advisers, Inc., a Delaware corporation.

                              W I T N E S S E T H:

     WHEREAS, the parties desire to amend the Agreement to (i) reduce permanently the advisory fee payable by Invesco Van Kampen American Franchise Fund, effective May 23, 2011, and (ii) remove the following series portfolios:
Invesco Balanced Fund, Invesco Dividend Growth Securities Fund, Invesco Fundamental Value Fund, Invesco Large Cap Relative Value Fund, Invesco Multi-Sector Fund, Invesco New York Tax-Free Income Fund, Invesco Van Kampen Core Equity Fund and Invesco Van Kampen Equity Premium Income Fund;

     NOW, THEREFORE, the parties agree that:

     1. Appendix A and Appendix B to the Agreement are hereby deleted in their entirety and replaced with the following:

                                  "APPENDIX A
                           FUNDS AND EFFECTIVE DATES

NAME OF FUND                                               EFFECTIVE DATE OF ADVISORY AGREEMENT
------------                                               ------------------------------------
Invesco California Tax-Free Income Fund                       February 12, 2010
Invesco Core Plus Bond Fund                                   June 2, 2009
Invesco Dividend Growth Securities Fund                       February 12, 2010
Invesco Equally-Weighted S&P 500 Fund                         February 12, 2010
Invesco Floating Rate Fund                                    April 14, 2006
Invesco S&P 500 Index Fund                                    February 12, 2010
Invesco Select Real Estate Income Fund                        March 12, 2007
Invesco Structured Core Fund                                  March 31, 2006
Invesco Van Kampen American Franchise Fund                    February 12, 2010
Invesco Van Kampen Equity and Income Fund                     February 12, 2010
Invesco Van Kampen Growth and Income Fund                     February 12, 2010
Invesco Van Kampen Pennsylvania Tax Free Income Fund          February 12, 2010
Invesco Van Kampen Small Cap Growth Fund                      February 12, 2010

                                   APPENDIX B
                          COMPENSATION TO THE ADVISOR

     The Trust shall pay the Adviser, out of the assets of each Fund, as full compensation for all services rendered, an advisory fee for such Funds as set forth below. Such fee shall be calculated by applying the following annual rates to the average daily net assets of such Funds for the calendar year computed in the manner used for the determination of the net asset value of shares of such Funds.

                          INVESCO CORE PLUS BOND FUND

NET ASSETS                                            ANNUAL RATE
----------                                            -----------
First $500 million                                       0.450%
Next $500 million                                        0.425%
Next $1.5 billion                                        0.400%
Next $2.5 billion                                        0.375%
Over $5 billion                                          0.350%

                           INVESCO FLOATING RATE FUND

NET ASSETS                                            ANNUAL RATE
----------                                            -----------
First $500 million                                        0.65%
Next $4.5 billion                                         0.60%
Next $5 billion                                          0.575%
Over $10 billion                                          0.55%

                     INVESCO SELECT REAL ESTATE INCOME FUND


NET ASSETS                                            ANNUAL RATE
----------                                            -----------
First $250 million                                       0.75%
Next $250 million                                        0.74%
Next $500 million                                        0.73%
Next $1.5 billion                                        0.72%
Next $2.5 billion                                        0.71%
Next $2.5 billion                                        0.70%
Next $2.5 billion                                        0.69%
Amount over $10 billion                                  0.68%

                          INVESCO STRUCTURED CORE FUND

NET ASSETS                                            ANNUAL RATE
----------                                            -----------
First $250 million                                        0.60%
Next $250 million                                        0.575%
Next $500 million                                         0.55%

NET ASSETS                                            ANNUAL RATE
----------                                            -----------
Next $1.5 billion                                        0.525%
Next $2.5 billion                                         0.50%
Next $2.5 billion                                        0.475%
Next $2.5 billion                                         0.45%
Over $10 billion                                         0.425%

                    INVESCO CALIFORNIA TAX-FREE INCOME FUND

NET ASSETS                                            ANNUAL RATE
----------                                            -----------
First $500 million                                        0.47%
Next $250 million                                        0.445%
Next $250 million                                         0.42%
Next $250 million                                        0.395%
Over $1.25 billion                                        0.37%

                    INVESCO DIVIDEND GROWTH SECURITIES FUND

NET ASSETS                                            ANNUAL RATE
----------                                            -----------
First $250 million                                        0.545%
Next $750 million                                          0.42%
Next $1 billion                                           0.395%
Next $1 billion                                            0.37%
Next $1 billion                                           0.345%
Next $1 billion                                            0.32%
Next $1 billion                                           0.295%
Next $2 billion                                            0.27%
Next $2 billion                                           0.245%
Next $5 billion                                            0.22%
Over $15 billion                                          0.195%

                     INVESCO EQUALLY-WEIGHTED S&P 500 FUND
                           INVESCO S&P 500 INDEX FUND

NET ASSETS                                            ANNUAL RATE
----------                                            -----------
First $2 billion                                         0.12%
Over $2 billion                                          0.10%

                   INVESCO VAN KAMPEN EQUITY AND INCOME FUND
                   INVESCO VAN KAMPEN GROWTH AND INCOME FUND

NET ASSETS                                            ANNUAL RATE
----------                                            -----------
First $150 million                                       0.50%
Next $100 million                                        0.45%
Next $100 million                                        0.40%
Over $350 million                                        0.35%

                   INVESCO VAN KAMPEN AMERICAN FRANCHISE FUND

NET ASSETS                                            ANNUAL RATE
----------                                            -----------
First $250 million                                       0.695%
Next $250 million                                         0.67%
Next $500 million                                        0.645%
Next $550 million                                         0.62%
Next $3.45 billion                                        0.60%
Next $250 million                                        0.595%
Next $2.25 billion                                        0.57%
Next $2.5 billion                                        0.545%
Over $10 billion                                          0.52%

              INVESCO VAN KAMPEN PENNSYLVANIA TAX FREE INCOME FUND

NET ASSETS                                            ANNUAL RATE
----------                                            -----------
First $500 million                                       0.60%
Over $500 million                                        0.50%

                    INVESCO VAN KAMPEN SMALL CAP GROWTH FUND

NET ASSETS                                            ANNUAL RATE
----------                                            -----------
First $500 million                                       0.80%
Next $500 million                                        0.75%
Over $1 billion                                          0.70%"

----------
2. In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers on the date first written above.


                     AIM COUNSELOR SERIES TRUST (INVESCO COUNSELOR SERIES TRUST)

Attest:  /s/ Stephen R. Rimes                        By: /s/ John M. Zerr
         --------------------                            ----------------
         Assistant Secretary                             John M. Zerr
                                                         Senior Vice President

(SEAL)

                                                          INVESCO ADVISERS, INC.

Attest:  /s/ Stephen R. Rimes                        By: /s/ John M. Zerr
         --------------------                            ----------------
         Assistant Secretary                             John M. Zerr
                                                         Senior Vice President

(SEAL)